Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-92041 and 333-92376 on Form S-8 and Nos. 333-49930 and 333-72536 on Form S-3
of World Wrestling Entertainment, Inc. of our report dated June 13, 2003, appearing in this Annual Report on Form 10-K of World Wrestling Entertainment, Inc. for the year ended April 30, 2003.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
July 2, 2003